Exhibit 99.2

HORIZON LINES REPORTS ROBUST SECOND QUARTER 2006 EARNINGS GROWTH

CHARLOTTE, North Carolina, July 28, 2006 – Horizon Lines, Inc. (NYSE:HRZ) reported robust growth in second quarter 2006 earnings compared to the second quarter of 2005.

Net income for the second quarter 2006 was $6.4 million or $.19 per share, compared to a net loss of $(4.1) million, or $(.21) per share in the 2005 second quarter. After adjustment to exclude non-recurring transaction-related expenses associated with a secondary stock offering in 2006 and an initial public stock offering in 2005, adjusted net income was $7.0 million or $.21 per share in the second quarter of 2006, compared to adjusted net income of $4.4 million or $.13 per share in the second quarter of 2005.

Operating revenue increased by $19.3 million or 7.1% to $289.8 million for the second quarter of 2006 versus $270.5 million in the 2005 second quarter. Freight rate and cargo mix improvements more than offset some modest volume softness in the second quarter of 2006 compared to 2005.

Operating income for the second quarter 2006 was $22.4 million compared to $12.0 million in the second quarter of 2005. Absent the non-recurring transaction-related expenses, second quarter 2006 operating income would have been $23.3 million, an increase of $5.1 million or 28.0% over $18.2 million in the second quarter of 2005.

Earnings before interest expense, taxes, depreciation and amortization (EBITDA) was $39.8 million for the second quarter of 2006 compared to $29.3 million for the 2005 second quarter. Excluding the non-recurring transaction-related expenses, EBITDA was $40.7 million in the 2006 second quarter versus $36.0 million in the second quarter of 2005, an improvement of $4.7 million or 13.1%. Please see attached reconciliation from net income to EBITDA.

“The second quarter 2006 was another great one for Horizon Lines,” said Chuck Raymond, President and Chief Executive Officer. “We produced our 18th consecutive quarter of adjusted EBITDA growth and enjoyed double digit gains in all earnings measures. Our vessel fleet enhancement program is ahead of schedule and we have launched our customer focus and service efficiency program, Horizon Edge. Also, we continue to invest in our container fleet as part of our rolling stock replacement program, with the acquisition of 1,250 new containers in the second quarter. Horizon Lines was again recognized for service excellence, the fourth such customer award in 2006.”

The Company updated its earnings guidance for the full year 2006, with projections of operating revenue at $1,155 - $1,165 million, EBITDA at $158 - $162 million and earnings per share (EPS) at $.85 - $.90. Earnings guidance for the third quarter of 2006 was also provided, with forecasts of operating revenue of $305 - $310 million, EBITDA of $48 - $51 million and EPS of $.40 - $.42.

Company executives will provide additional perspective on the Company’s quarterly results during its second quarter earnings call, beginning at 11:00 a.m., Eastern Time, today. Those interested in participating in the call may do so by dialing 1-800-240-2134 and asking for the Horizon Lines Earnings Call. Presentation materials and a live audio webcast will be accessible at Horizon Lines’ website www.horizonlines.com. In addition, Horizon Lines’ detailed financial information contained in its Form 10-Q document will be posted on www.horizonlines.com after filing with the Securities and Exchange Commission.

Horizon Lines, Inc. is the nation’s leading Jones Act container shipping and integrated logistics company. It accounts for approximately 36% of total U.S. marine container shipments from the continental U.S. to the three non-contiguous Jones Act markets, Alaska, Hawaii and Puerto Rico, and to Guam.

This press release includes “forward-looking statements,” as defined by federal securities laws, with respect to financial condition, results of operations and business. All forward-looking statements involve risk and uncertainties. The occurrence of the events described, and the achievement of the expected results, depend on many events, some of which are not predictable or within our control. Actual results may differ materially from expected results.

Factors that may cause actual results to differ from expected results include: substantial debt; restrictive covenants under our debt agreements; decreases in shipping volumes; our failure to renew our commercial agreements with Maersk; rising fuel prices; labor interruptions or strikes; job related claims; liability under multi-employer pension plans; compliance with safety and environmental protection and other governmental requirements; new statutory and regulatory directives in the United States addressing homeland security concerns; the successful start-up of any Jones Act competitor; increased inspection procedures and tight import and export controls; restrictions on foreign ownership of our vessels; repeal or substantial amendment of the Jones Act; escalation of insurance costs; catastrophic losses and other liabilities; the arrest of our vessels by maritime claimants; severe weather and natural disasters; our inability to exercise our purchase options for our chartered vessels; the loss of our key management personnel; actions by our significant stockholder, and legal or other proceedings to which we are or may become subject.

In light of these risks and uncertainties, expected results or other anticipated events or circumstances discussed in this press release might not occur. We undertake no obligation and specifically decline any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Media Contact:

Michael Avara of Horizon Lines, Inc. 1-704-973-7000, or mavara@horizonlines.com.

Horizon Lines, Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

($ in thousands)

	June 25, 2006	December 25, 2005(1)
Assets
Current assets
Cash and cash equivalents	$44,187	$41,450
Accounts receivable, net of allowance of $7,504 and $6,064 at June 25, 2006 and December 25, 2005, respectively	134,619	119,838
Income taxes receivable	510	470
Deferred tax asset	11,634	16,380
Materials and supplies	24,864	26,355
Other current assets	6,695	5,969

Total current assets	222,509	210,462
Property and equipment, net	191,289	200,597
Goodwill	306,724	306,724
Intangible assets, net	180,276	191,502
Other long term assets	24,236	18,034

Total assets	$925,034	$927,319

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$23,348	$22,368
Current portion of long term debt	2,500	2,500
Other accrued liabilities	113,477	118,483

Total current liabilities	139,325	143,351
Long term debt, net of current	529,577	527,568
Deferred tax liability	62,354	61,880
Deferred rent	38,240	40,476
Other long term liabilities	2,527	2,284

Total liabilities	772,023	775,559

Stockholders’ equity
Common stock, $.01 par value. 50,000,000 shares authorized and 33,614,170 and 33,544,170 shares issued and outstanding as of June 25, 2006 and December 25, 2005, respectively	336	336
Additional paid in capital	179,753	179,590
Accumulated other comprehensive (loss) income	(226)	74
Retained deficit	(26,852)	(28,240)

Total stockholders’ equity	153,011	151,760

Total liabilities and stockholders’ equity	$925,034	$927,319

(1)	The balance sheet at December 25, 2005 has been derived from the audited financial statements of Horizon Lines, Inc.

Horizon Lines, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

($ in thousands, except share and per share amounts)

	Quarters Ended		Six Months Ended
	June 25, 2006	June 26, 2005	June 25, 2006	June 26, 2005
Operating revenue	$289,847	$270,544	$564,781	$528,106
Operating expenses:
Operating expense (excluding depreciation expense)	224,423	216,266	444,347	422,469
Selling, general and administrative	24,772	25,121	47,694	54,634
Depreciation and amortization	12,592	12,548	25,095	25,441
Amortization of vessel drydocking	4,557	4,746	7,971	8,544
Miscellaneous expense, net	1,084	(94)	1,383	1,220

Total operating expense	267,428	258,587	526,490	512,308

Operating income	22,419	11,957	38,291	15,798

Other expense:
Interest expense, net	12,304	13,386	24,024	26,238
Other expense (income), net	(201)	(2)	(186)	1

Income (loss) before income taxes	10,316	(1,427)	14,453	(10,441)
Income tax expense	3,915	1,067	5,686	226

Net income (loss)	6,401	(2,494)	8,767	(10,667)

Less: accretion of preferred stock	—	1,561	—	3,122
Net income (loss) available to common stockholders	$6,401	$(4,055)	$8,767	$(13,789)

Net income (loss) per share:
Basic	$0.19	$(0.21)	$0.26	$(0.73)
Diluted	$0.19	$(0.21)	$0.26	$(0.73)

Number of shares used in calculations:
Basic	33,544,170	19,101,778	33,544,170	18,912,639
Diluted	33,621,120	19,101,778	33,586,992	18,912,639

Dividends declared per common share	$0.11	$—	$0.22	$—

Horizon Lines, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

($ in thousands)

	Six Months Ended
	June 25, 2006	June 26, 2005
Cash flows from operating activities:
Net income (loss)	$8,767	$(10,667)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	15,314	15,660
Amortization of other intangible assets	9,781	9,781
Amortization of vessel drydocking	7,971	8,544
Amortization of deferred financing costs	1,596	1,677
Deferred income taxes	5,220	226
Gain on equipment disposals	(465)	(114)
Stock-based compensation	384	10,412
Accretion of interest on 11% senior discount notes	4,489	6,191
Changes in operating assets and liabilities
Accounts receivable	(14,781)	(16,980)
Materials and supplies	1,613	(1,624)
Other current assets	(766)	1,422
Accounts payable	980	(4,035)
Accrued liabilities	(3,713)	(1,135)
Vessel drydocking payments	(12,129)	(9,991)
Other assets/liabilities	(4,870)	(972)

Net cash provided by operating activities	19,391	8,395

Cash flows from investing activities:
Purchases of property and equipment	(7,218)	(2,217)
Proceeds from the sale of property and equipment	1,555	413

Net cash used in investing activities	(5,663)	(1,804)

Cash flows from financing activities:
Principal payments on long term debt	(1,250)	(1,250)
Purchase of 11% senior discount notes	(1,276)	—
Dividends to stockholders	(7,380)	—
Payment of financing costs	(834)	(200)
Costs associated with initial public offering	(158)	(947)
Sale of stock	—	1,108
Distribution to holders of preferred stock	—	(535)
Payments on capital lease obligation	(93)	(93)

Net cash used in financing activities	(10,991)	(1,917)

Net increase in cash and cash equivalents	2,737	4,674
Cash and cash equivalents at beginning of period	41,450	56,766

Cash and cash equivalents at end of period	$44,187	$61,440

Horizon Lines, Inc. and Subsidiaries

Adjusted Net Income

($ in Millions)

	Quarter Ended		Six Months Ended
	June 25, 2006	June 26, 2005	June 25, 2006	June 26, 2005
Net Income (Loss)	$6.4	$(2.5)	$8.8	$(10.7)

Adjustments:(a)
Lease Buyout	—	1.3	—	2.7
IPO Restricted Stock Compensation	—	4.0	—	10.4
Management Fees	—	0.7	—	1.5
Transaction Related Expense	0.9	0.2	0.9	0.2
Interest Expense Reduction	—	2.4	—	4.8
Tax Impact	(0.3)	(1.7)	(0.3)	(3.4)

Total Adjustments	0.6	6.9	0.6	16.2

Adjusted Net Income	$7.0	$4.4	$9.4	$5.5

(a)	These charges are not expected to occur regularly in the ordinary course of business.

Horizon Lines, Inc. and Subsidiaries

Adjusted Operating Income

($ in Millions)

	Quarter Ended		Six Months Ended
	June 25, 2006	June 26, 2005	June 25, 2006	June 26, 2005
Operating Income	$22.4	$12.0	$38.3	$15.8

Adjustments:(a)
Lease Buyout	—	1.3	—	2.7
IPO Restricted Stock Compensation	—	4.0	—	10.4
Management Fees	—	0.7	—	1.5
Transaction Related Expense	0.9	0.2	0.9	0.2

Total Adjustments	0.9	6.2	0.9	14.8

Adjusted Operating Income	$23.3	$18.2	$39.2	$30.6

(a)	These charges are not expected to occur regularly in the ordinary course of business.

Horizon Lines, Inc. and Subsidiaries

Net Income / EBITDA Reconciliation

($ in Millions)

	Quarter Ended		Six Months Ended
	June 25, 2006	June 26, 2005	June 25, 2006	June 26, 2005
Net Income (Loss)	$6.4	$(2.5)	$8.8	$(10.7)
Interest Expense, Net	12.3	13.4	24.0	26.2
Tax Expense	3.9	1.1	5.7	0.3
Depreciation and Amortization	17.2	17.3	33.1	34.0

EBITDA	39.8	29.3	71.6	49.8
Lease Buyout	—	1.8	—	3.5
IPO Restricted Stock Compensation	—	4.0	—	10.4
Management Fees	—	0.7	—	1.5
Transaction Related Expense	0.9	0.2	0.9	0.2

Adjusted EBITDA	$40.7	$36.0	$72.5	$65.4

Note: EBITDA is defined as net income plus net interest expense, income taxes, depreciation and amortization. We believe that EBITDA is a meaningful measure for investors as (i) EBITDA is a component of the measure used by our board of directors and management team to evaluate our operating performance, (ii) the senior credit facility contains covenants that require Horizon Lines Holding Corp. to maintain certain interest expense coverage and leverage ratios, which contain EBITDA, and (iii) EBITDA is a measure used by our management team to make day-to-day operating decisions.